Exhibit 10.68

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED.

To:	McKenzie Kuckhahn Global Sales Contracts Boeing Commercial Airplanes

Subject:	FED 767 Option Aircraft

Reference:

Purchase Agreement No. 3712 (Purchase Agreement) between The Boeing Company (Boeing) and Federal Express Corporation (Customer) relating to Model 767-3S2F aircraft (Aircraft)

Letter Agreement FED-PA-03712-LA-1106156R5 to the Purchase Agreement (the Option Aircraft Letter Agreement)

Dear McKenzie:

This letter provides you notice of our intent to exercise all ten (10) of our FY24 Aircraft Options. Furthermore, without waiving any rights under the Purchase Agreement or the Option Aircraft Letter Agreement, this letter also provides you notice of our intent to exercise all ten (10) of our FY25 Aircraft Options. For purposes of this letter, the FY24 and FY25 Aircraft Options shall be referred to, collectively or individually, as the “Aircraft Options” as such Aircraft Options are defined in the Option Aircraft Letter Agreement. Pursuant to the Option Aircraft Letter Agreement, [*].

[*]. Because of [*], we propose the following:

1.	[*].

2.	[*].

3.	[*].

4.	The additional payments due Boeing as a result of SA16 would be paid within one week of execution of SA16 so as to allow time for internal processing of the payments.

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

The sequence of events outlined above will allow both parties to remain compliant with the terms of the Purchase Agreement and the Option Aircraft Letter Agreement and also remain consistent with past practices. For the avoidance of doubt, the parties have also agreed as part of SA16 that: [*]. The FedEx signature block is intended to represent our agreement to the matters set forth in this letter. In order to confirm and memorialize your agreement with the matters set forth in this letter, please sign beneath the FedEx signature block.

Yours Truly,

/s/ Kevin A. Burkhart

Kevin Burkhart

Vice President – Aircraft Acquisitions and Fleet Planning

Agreed to by Boeing:

By:	/s/ McKenzie Kuckhahn

Name:	McKenzie Kuckhahn

Title:	Regional Director, Boeing Commercial Airplanes, Contracts

Date:	May 28, 2021

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.